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                                                                   EXHIBIT 10.26

                             SUB-SUBLEASE AGREEMENT


         This SUB-SUBLEASE AGREEMENT (the "SUB-SUBLEASE") is dated for reference purposes as of February 2000 and is made and entered into by and between USWEB CORPORATION, a Delaware corporation ("SUB-SUBLANDLORD"), and ETOYS, INC., a Delaware corporation ("SUB-SUBTENANT"), with reference to the following facts and circumstances:

                                    RECITALS

         A. Santa Monica Associates, a California general partnership, as landlord ("SMA"), and L.A. Gear, Inc., a California corporation ("L.A. Gear"), as tenant, entered into that certain Office Lease dated June 5, 1992, as amended by a First Amendment to Office Lease and Parking License Agreement between SMA and L.A. Gear dated May 5, 1994 ("First Amendment") and a Second Amendment to Office Lease and Parking License Agreement dated March 21, 1997 ("Second Amendment") (collectively, the "ORIGINAL LEASE"), pursuant to which SMA initially leased to L.A. Gear approximately 72,500 rentable square feet ("RSF") on the basement, first and second floors and subsequently leased to L.A. Gear approximately 24,550 RSF on the second and third floors (collectively, the "MASTER PREMISES") of the building located at 2850 Ocean Park Boulevard, Santa Monica, California (the "BUILDING"), as more particularly described in the Original Lease, upon the terms and conditions contained therein.

         B. Spieker Properties L.P., a California limited partnership ("Landlord") acquired the Building from SMA and is SMA's successor in interest, as landlord, under the Master Lease.

         C. L.A. Gear, as sublessor, and Cybermedia, Inc., a Delaware corporation ("Sublandlord"), as sublessee, entered into a sublease dated May 1, 1997 ("L.A. Gear Sublease") for a portion of the Master Premises consisting of 44,722 RSF and located on the entire first floor of the Building ("Sublease Premises").

         D. Sublandlord and Landlord entered into an Agreement Regarding Lease dated June 1, 1998 and a Modification to Agreement Regarding Lease dated December 11, 1998 (collectively, "Modification Agreement"), both of which, together with the Original Lease, are attached hereto as EXHIBIT A and made a part hereof. The Modification Agreement terminated the L.A. Gear Sublease as of June 1, 1998, and established a direct lease between Sublandlord and Landlord upon the terms and conditions of the Original Lease, as modified by the Modification Agreement. The Modification Agreement and the Original Lease hereinafter collectively shall be referred to as the "Master Lease".

         E. Sublandlord, as sublandlord, and Sub-Sublandlord, as subtenant, entered into a Sublease Agreement dated as of December 15, 1998 ("Sublease") pursuant to which Sublandlord subleased the Sublease Premises. The Sublease is attached hereto as EXHIBIT B and incorporated herein by reference.

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          F. Sub-Sublandlord now desires to sub-sublease the Sublease Premises to Sub-Subtenant and Sub-Subtenant desires to sub-sublease the Sublease Premises from Sub-Sublandlord upon the terms and conditions hereinafter provided.

         G. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease or the Sublease unless otherwise defined herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublandlord and Sub-Subtenant (sometimes collectively referred to herein as the "PARTIES") mutually covenant and agree as follows:

         1. SUBLEASE PREMISES. Sub-Sublandlord hereby sub-subleases and demises to Sub-Subtenant and Sub-Subtenant hereby hires and sub-subleases from Sub-Sublandlord the Sublease Premises upon and subject to the terms, covenants and conditions hereinafter set forth. For purposes of determining the Basic Rent payable hereunder and for certain other purposes, the Parties stipulate that the Sublease Premises contain 44,722 rentable square feet and 43,380 usable square feet.

         2. SUB-SUBLEASE TERM. The term of this Sub-Sublease (the "SUB-SUBLEASE TERM") shall commence on the date (the "SUB-SUBLEASE COMMENCEMENT DATE") that is the later of (i) the date on which both Landlord's and Sublandlord's written consents to this Sub-Sublease have been obtained; (ii) April 1, 2000; or (iii) the date on which Sub-Sublandlord vacates the Sublease Premises, which date shall not be later than May 1, 2000. Not later than March 15, 2000, if Sub-Sublandlord has received the required consents but has not already delivered the Sublease Premises to Sub-Subtenant, Sub-Sublandlord shall notify Sub-Subtenant in writing of the date upon which Sub-Sublandlord intends to deliver the Sublease Premises to Sub-Subtenant. The Sub-Sublease Term shall expire, unless sooner terminated as provided elsewhere in this Sub-Sublease, on October 31, 2002 (the "SUB-SUBLEASE EXPIRATION DATE"). Sub-Sublandlord and Sub-Subtenant shall execute a memorandum setting forth the actual Sub-Sublease Commencement Date within ten (10) business days after the Sub-Sublease Commencement Date. Notwithstanding anything to the contrary contained in this Sub-Sublease, if Sub-Sublandlord has not delivered the Sub-Sublease Premises to Sub-Subtenant in the required condition by May 1, 2000, Sub-Subtenant shall have the right to terminate this Sub-Sublease, and Sub-Sublandlord promptly shall return to Sub-Subtenant all sums paid by Sub-Subtenant to Sub-Sublandlord in connection with its execution of this Sublease. The foregoing shall be Sub-Subtenant's sole and exclusive remedy if Sub-Sublandlord fails to deliver the Sublease Premises by May 1, 2000.

         3. USE. The Sublease Premises shall be used and occupied by Sub-Subtenant for the uses permitted under and in compliance with Section 11 of the Master Lease and for no other purpose.

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         4. SUBRENTAL.

                  (a) BASE RENTAL. Sub-Subtenant shall pay to Sub-Sublandlord, in the manner set forth in this Section 4 as base rental for the Sublease Premises ("BASE RENTAL"), according to the following schedule:

                 MONTHS                               RENT PER MONTH
                 Commencement Date - 12/31/00         $89,444.00
                 1/1/01 - 12/31/01                    $91,680.10
                 1/1/02 - 10/31/02                    $93,916.20



                  (b) PRORATION. Base Rental that is payable in respect of any portion of a calendar month shall be prorated based upon the actual number of days in the calendar month in question.

                  (c) ADDITIONAL RENT. Beginning with the Sub-Sublease Commencement Date and continuing to the Sub-Sublease Expiration Date, Sub-Subtenant shall pay to Sub-Sublandlord as additional rent ("Additional Rent") for the Sublease Premises, all special or after-hours Building charges (including charges for cleaning, heating, ventilation, air-conditioning and elevator services) incurred at the request of Sub-Subtenant or its agents, or with respect to the Sublease Premises. Base Rental, Additional Rent, Expenses and all other sums due under this Sub-Sublease (including late payment charges) are hereinafter collectively referred to as "RENT."

                  (d) EXPENSES. Commencing on the Sub-Sublease Commencement Date, and continuing thereafter during the Sub-Sublease Term, Sub-Subtenant shall pay to Sub-Sublandlord as Additional Rent for this sub-subletting the amount that is 46.1% ("SUB-SUBTENANT'S SHARE") of the excess of the Expenses (as set forth in Section 6 of the Master Lease) for the Master Premises over the total amount of Expenses for the Master Premises incurred during calendar year 1999 ("Base Year") pursuant to the terms and conditions of the Master Lease, provided that operating expenses shall in no event include any costs which would be capital in nature according to generally accepted accounting principles. Sub-Subtenant's Share is the percentage that corresponds to the ratio of the stipulated rentable area of the Sublease Premises (44,722 RSF) to the total rentable area of the Master Premises (97,050
         RSF). Sub-Subtenant shall have the right to audit Sub-Sublandlord's books to confirm the accuracy of all operating expense figures. All operating expenses shall be based on ninety-five percent (95%) occupancy of the Building.

                  (e) PAYMENT OF RENT. Except as otherwise specifically provided in this Sub-Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff, in monthly installments, in advance, on the first day of each and every month during the Sub-Sublease Term. All Rent is to be paid to Sub-Sublandlord at

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         its office at the address set forth in Section 24, or at such other place or to such agent and at such place as Sub-Sublandlord may designate by notice to Sub-Subtenant. Upon Sub-Subtenant's execution of this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord the sum of $89,444.00 as Base Rental for the first month of the Term. Any Additional Rent payable on account of items that are not payable monthly by Sub-Sublandlord to Sublandlord under the Sublease or to Landlord under the Master Lease shall be paid by Sub-Subtenant to Sub-Sublandlord at least five (5) business days prior to the date when such items are payable by Sub-Sublandlord to Sublandlord under the Sublease or to Landlord under the Master Lease (unless a different time for payment is stated elsewhere herein), provided that Sub-Subtenant shall have received, at least five (5) business days prior to delinquency, invoices for such items from Sub-Sublandlord, together with copies of any related invoices, statements and other supporting documentation theretofore received by Sub-Sublandlord from Landlord pursuant to the terms of the Master Lease or from Sublandlord pursuant to the terms of the Sublease.

                  (f) INTEREST AND LATE CHARGES. Any amount due to Sub-Sublandlord that is not paid when due shall bear interest at the Agreed Rate in the manner set forth in Section 39(n) of the Master Lease. In addition, for each late payment that is not paid within ten
         (10) days after the date the same is due, Sub-Subtenant shall pay to Sub-Sublandlord a service charge as set forth in Section 8 of the Master Lease.

         5. SECURITY DEPOSIT. Upon Sub-Subtenant's execution of this Sub-Sublease, Sub-Subtenant shall deposit with Sub-Sublandlord the sum of $93,916.20, as a security deposit (the "DEPOSIT"). Sub-Sublandlord shall hold the Deposit as security for the full and faithful performance by Sub-Subtenant of its covenants and obligations under this Sub-Sublease. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sub-Sublandlord's damages in case of Sub-Subtenant's default. If Sub-Subtenant defaults in the full and timely performance of any or all of Sub-Subtenant's covenants and obligations under this Sub-Sublease and any applicable cure period shall have expired, then Sub-Sublandlord may, from time to time, without waiving any other remedy available to Sub-Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sub-Sublandlord for all or a part of the damages sustained by Sub-Sublandlord resulting from Sub-Subtenant's default. Sub-Subtenant shall immediately pay to Sub-Sublandlord within five (5) business days after receipt of demand, the amount so applied in order to restore the Deposit to its original amount. Sub-Sublandlord shall return the Deposit (or so much of the Deposit as has not been applied pursuant to this Section) to Sub-Subtenant within thirty (30) days after the expiration or earlier termination of the Sub-Sublease Term, provided that there does not then exist any uncured event of default by Sub-Subtenant under this Sub-Sublease. Sub-Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sub-Sublandlord shall not be required to segregate the Deposit from, and may

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commingle the Deposit with, Sub-Sublandlord's general or other funds.
Sub-Subtenant shall not at any time be entitled to interest on the Deposit.

         6. EARLY ENTRY INTO THE SUBLEASE PREMISES. Subject to having obtained the prior written consents to this Sub-Sublease from Landlord and Sublandlord, Sub-Subtenant shall have the right to enter the Sub-Sublease Premises for fourteen (14) days prior to the Sub-Sublease Commencement Date for the purpose of installing its furniture, fixtures, cabling, equipment, wiring and the like. Such early entry shall be subject to all of the terms and conditions of this Sub-Sublease except for the obligation to pay Rent, including, without limitation, delivery of certificates of insurance for all insurance required to be carried by Sub-Subtenant pursuant to this Sub-Sublease. Sub-Subtenant shall deliver an endorsement evidencing all insurance coverage required by the Master Lease to Sub-Sublandlord, with Sub-Sublandlord, Sublandlord and Landlord named as additional insureds, no later than five (5) business days prior to such early entry pursuant to this Paragraph, and shall maintain such insurance throughout the Sub-Sublease Term in accordance with the terms of the Master Lease. Notwithstanding anything to the contrary in the Sublease or the Master Lease, Sub-Subtenant may carry any or all insurance required hereunder under a so-called "blanket" policy, provided that such policy provides that the amount and type of insurance required thereunder.

         7. CONDITION OF SUBLEASE PREMISES. Sub-Sublandlord warrants that all Building operating systems serving the Sublease Premises, including but not limited to all electrical, HVAC, plumbing and any other Building operating systems, shall be in good operating order and repair on the Sub-Sublease Commencement Date. In the event Sub-Subtenant determines that Sub-Sublandlord has not delivered the Sublease Premises to Sub-Subtenant in the condition required by the previous sentence, Sub-Subtenant shall have a thirty (30)- day period after the Sub-Sublease Commencement Date to notify Sub-Sublandlord in writing of those items or systems requiring repair, and Sub-Sublandlord shall have the necessary repairs made as soon as is reasonably practicable at no cost to Sub-Subtenant. Subject to Sub-Sublandlord's obligations under this Section 7 and Sub-Sublandlord's obligation to provide the Sublease Premises in "broom clean" condition, Sub-Subtenant acknowledges that it is sub-subleasing the Sublease Premises in its then-existing "AS IS" condition, and that Sub-Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and is not obligated to perform any work to prepare the Sublease Premises for Sub-Subtenant's occupancy. Sub-Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sub-Sublease, the Sublease and the Master Lease and that Sub-Subtenant must deliver the Sublease Premises to Sub-Sublandlord on the Sub-Sublease Expiration Date in the condition required by Paragraph 31 of this Sub-Sublease, reasonable wear and tear and casualty excepted; provided, however, that prior to undertaking any improvements to or alterations of the Sublease Premises, Sub-Sublandlord agrees to not unreasonably withhold or delay such approval. The foregoing shall not release Sub-Subtenant from the obligation to obtain Sublandlord's or Landlord's prior consent as required by the Sublease or the Master Lease, respectively. Sub-Subtenant shall be responsible for any and all costs due to any noncompliance of the Sublease Premises (other than as due to or caused by Sub-Sublandlord prior to the Sub-Sublease Commencement Date) with applicable laws, codes and ordinances to the extent that Sub-Sublandlord has such responsibility under the Sublease.

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         8. SIGNAGE.

            (a) GENERAL. Sub-Sublandlord cannot and does not grant to Sub-Subtenant any right to install any Sub-Subtenant identification signs in, on, or about the Sublease Premises except as provided in Section 8(b). However, Sub-Subtenant may install any such signage that is expressly approved in writing by Sublandlord and Landlord and allowed by the terms of the Master Lease and the Sublease. Sub-Subtenant shall be solely responsible to contact and negotiate directly with Sublandlord and Landlord for any signage rights that Sub-Subtenant desires; provided, however, that Sub-Sublandlord reserves the right to (and upon Sub-Subtenant's request, Sub-Sublandlord shall, to the extent requested) participate in Sub-Subtenant's negotiations with, and communications to, Sublandlord and Landlord or serve as the exclusive channel through which such discussions, negotiations and communications are conducted and agrees to use good faith reasonable efforts in connection therewith. Sub-Sublandlord shall render such cooperation in connection with Sub-Subtenant's efforts to secure signage rights as Sub-Subtenant may reasonably request, but Sub-Sublandlord shall not be required to pay any money or incur any liability in connection with Sub-Subtenant's efforts to secure signage rights. Sub-Sublandlord disclaims any assurance that Sub-Subtenant will be able to negotiate satisfactory signage rights with Sublandlord or Landlord, including monument signage. The failure for any reason of Sublandlord or Landlord to approve Sub-Subtenant's proposed signage (including monument signage) shall not excuse the performance of Sub-Subtenant's obligations under this Sub-Sublease.

            (b) MONUMENT SIGNS. Sub-Sublandlord consents to Sub-Subtenant requesting Sublandlord's and Landlord's approval for Sub-Subtenant's name to replace Sub-Sublandlord's name on the easternmost monument sign on Ocean Park Boulevard (the "East Monument Sign") and on the monument sign near the north entrance to the Building (the "North Entrance Monument Sign"), which, if approved by Sublandlord and Landlord, shall be done at Sub-Subtenant's expense; provided, however, that Sub-Subtenant must pay all costs incurred in connection with seeking and obtaining Sublandlord's and Landlord's consent to the foregoing sign modifications.

         9. PARKING. Sub-Subtenant's parking rights shall be governed by the Modification Agreement and EXHIBIT "B" attached thereto, and Sub-Subtenant shall pay to Landlord all charges in connection therewith.

         10. SUB-SUBTENANT'S OBLIGATIONS. Except as provided herein to the contrary and except as modified by this Sub-Sublease, Sub-Subtenant covenants and agrees that all obligations of Sub-Sublandlord under the Sublease shall be done or performed by Sub-Subtenant with respect to the Sublease Premises, and Sub-Subtenant's obligations shall run to Sub-Sublandlord, Sublandlord and Landlord as Sub-Sublandlord may determine to be appropriate or be required by the respective interests of Sub-Sublandlord, Sublandlord and Landlord. Except as otherwise expressly set forth in this Sub-Sublease, and except to the extent due to the negligence or willful misconduct of Sub-Sublandlord or Sub-Sublandlord's agents, contractors or employees, Sub-Subtenant agrees to indemnify, protect and defend Sub-Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable

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attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sub-Sublandlord's obligations under the Master Lease, the Sublease or any related agreement (including the Parking License Agreement and the Modification Agreement) which, as a result of this Sub-Sublease, became an obligation of Sub-Subtenant. If Sub-Subtenant makes any payment to Sub-Sublandlord pursuant to this indemnity, Sub-Subtenant shall be subrogated to the rights of Sub-Sublandlord concerning said payment. Sub-Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sub-Sublease, the Sublease or the Master Lease.

         11. SUB-SUBLANDLORD'S OBLIGATIONS. Sub-Sublandlord agrees that Sub-Subtenant shall be entitled to receive all services, utilities and repairs to be provided by Landlord to Sublandlord under the Master Lease. Sub-Subtenant shall look solely to Landlord for all such services and utilities and shall not, under any circumstances, seek or require Sub-Sublandlord to perform any of such services or provide any utilities, nor shall Sub-Subtenant make any claim upon Sub-Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease unless such default is caused by Sub-Sublandlord. Any condition resulting from a default by Landlord under the Master Lease or a default by Sublandlord under the Sublease (other than a default caused by Sub-Sublandlord) shall not constitute as between Sub-Sublandlord and Sub-Subtenant an eviction, actual or constructive, of Sub-Subtenant, and no such default shall excuse Sub-Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sub-Sublease, or entitle Sub-Subtenant to receive any reduction in or abatement of the Rent provided for in this Sub-Sublease, except to the extent Sub-Sublandlord receives an abatement in its Rent under the Sublease or the Master Lease with respect to the Sublease Premises. Sub-Sublandlord shall pay all fixed rent and additional rent payable by Sub-Sublandlord pursuant to the Sublease to the extent that such payment is not the obligation of Sub-Subtenant hereunder. If the Master Lease, the Sublease and/or this Sub-Sublease terminates as a result of a default by Sub-Sublandlord under the terms of the Master Lease, the Sublease or this Sub-Sublease, Sub-Sublandlord shall indemnify, defend, protect and hold harmless Sub-Subtenant from and against any and all actual out-of pocket claims, liabilities, damages, costs, and expenses (including reasonable attorneys' fees, but excluding punitive or consequential damages, lost profits and the like), caused by or arising in connection with such termination.

         12. DEFAULT BY SUB-SUBTENANT. In the event Sub-Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sub-Sublease, Sub-Sublandlord, upon giving any required notice and subject to the right, if any, of Sub-Subtenant to cure any such default within any applicable cure period, shall have available to it against Sub-Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default thereunder, (b) Sublandlord under the Sublease in the event of a similar default thereunder, or (c) at law or in equity. Notwithstanding the foregoing, in no event shall Sub-Subtenant be liable for punitive or, except to the extent recoverable under California Civil Code Section 1951.2, consequential damages.

         13. QUIET ENJOYMENT. As long as Sub-Subtenant pays all of the Rent due hereunder and performs all of Sub-Subtenant's other obligations hereunder, Sub-Sublandlord shall do

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nothing to affect Sub-Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

         14. NON-DISTURBANCE AGREEMENT. Promptly after the full execution of this Sub-Sublease, in accordance with and pursuant to Section 28(n) of the Master Lease, Sub-Sublandlord shall request that Sublandlord deliver to Sub-Subtenant, an instrument whereby Sublandlord agrees that in the event the Sublease shall terminate on account of a default by Sub-Sublandlord thereunder, then, so long as Sub-Subtenant complies with all of the terms, conditions and provisions of this Sub-Sublease, Sublandlord shall not disturb Sub-Subtenant's quiet enjoyment of the Sublease Premises, provided that Sub-Subtenant pays to Sublandlord, in addition the Rent under this Sub-Sublease, the amount by which the rent and other charges payable to Sublandlord under the Master Lease (prorated with respect to the Sublease Premises) exceed (if at all) the Rent payable under this Sub-Sublease. The failure for any reason of Sublandlord to provide a non-disturbance agreement shall not excuse the performance of Sub-Subtenant's obligations under this Sub-Sublease.

         15. CONSENT OF LANDLORD. Section 28 of the Master Lease requires Sub-Sublandlord to obtain the written consent of Landlord to this Sub-Sublease, and Section 15 of the Sublease requires Sub-Sublandlord to obtain the written consent of Sublandlord to this Sub-Sublease. Sublandlord shall solicit Landlord's and Sublandlord's consent to this Sub-Sublease promptly following the execution and delivery of this Sub-Sublease by Sublandlord and Sub-Subtenant. For purposes of Section 28(b) of the Master Lease, the "proposed effective date" of this Sub-Sublease shall be deemed to be the Sub-Sublease Commencement Date. If Landlord or Sublandlord shall give Sub-Sublandlord written notice of their respective disapprovals of this Sub-Sublease within thirty (30) days after their respective receipts of Sub-Sublandlord's request for approval and the related information, documentation and fee required to be submitted pursuant to Section 28(b) of the Master Lease, then either Party may elect to terminate this Sub-Sublease by delivering written notice of such election to the other Party. Upon any such termination, Sublandlord shall promptly refund to Sub-Subtenant, without interest, the advance Base Rental and Deposit theretofore paid by Sub-Subtenant to Sub-Sublandlord pursuant to Sections 4 and 5 (but Sub-Sublandlord shall not be obligated to reimburse the out-of-pocket costs incurred by Sub-Subtenant in connection with entering into this Sub-Sublease), whereupon neither Party shall have any further rights against or obligations to the other Party. The Parties acknowledge that under Section 1.A.(1) of the Modification Agreement, Landlord's or Sublandlord's failure to give Sub-Sublandlord a written notice withholding Landlord's or Sub-Sublandlord's consent to this Sub-Sublease within such thirty (30)- day period shall be deemed to constitute Landlord's or Sublandlord's refusal to consent to this Sub-Sublease.

16. ASSIGNMENT AND SUBLETTING. As set forth in Section 1 of the Modification Agreement, Sub-Subtenant shall not assign this Sub-Sublease or any of Sub-Subtenant's rights hereunder, and shall not sub-sublet the Sublease Premises or any portion thereof, except in accordance with the provisions of Section 1 of the Modification Agreement, and with the prior written consent of Landlord, Sublandlord and Sub-Sublandlord. So long as Landlord and Sublandlord have consented to any assignment or subletting ("Transfer") requested by Sub-Subtenant, Sub-Sublandlord's consent shall not be unreasonably withheld or delayed.

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Notwithstanding the foregoing, however, Sub-Sublandlord shall not be required to consent to any Transfer if a condition to Landlord's or Sublandlord's consent requires the payment of any fee or other consideration by Sub-Sublandlord, unless Sub-Subtenant agrees to pay such amount on behalf of Sub-Sublandlord. Notwithstanding anything to the contrary contained in the Modification
Agreement, the Bonus Rent required to be paid by Sub-Subtenant to Sub-Sublandlord in excess of amortization of any reasonable brokerage commission and any tenant improvement allowance payable by Sub-Subtenant shall be one hundred percent (100%) of such Bonus Rent.

         17. LIMITATION ON SUBLANDLORD'S LIABILITY. If Sublandlord succeeds to Sub-Sublandlord's position under this Sub-Sublease, (a) Sublandlord shall not be liable to Sub-Subtenant for advance rental payments, deposits or other payments which have not been actually delivered to Sublandlord by Sub-Sublandlord (provided that in no event shall Sub-Subtenant be obligated to furnish Sublandlord with an additional Security Deposit in the event Sub-Sublandlord shall fail to so deliver the Deposit to Sublandlord) and (b) Sub-Subtenant shall pay Sublandlord the amount of any additional costs or expenses incurred by Sublandlord for repairs, maintenance or otherwise as a result of any change in the nature or occupancy caused by this Sub-Sublease. In the event of termination, or re-entry, or dispossession of Sub-Sublandlord by Sublandlord under the Sublease, but subject to the provisions of Section 14 of this Sub-Sublease, Sublandlord may, at its option, take over all of the right, title and interest of Sub-Sublandlord under this Sub-Sublease and Sub-Subtenant shall, at Sublandlord's option, attorn to Sublandlord pursuant to the provisions of this Sub-Sublease, except that Sublandlord shall not (i) be liable for any previous act or omission of Sub-Sublandlord under this Sub-Sublease, (ii) be subject to any offset not expressly provided in this Sub-Sublease, or (iii) be bound by any previous modification of this Sub-Sublease without Sublandlord's written consent or any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.

         18. ANNUAL FINANCIAL STATEMENTS. The provisions of this Section 18 shall not become applicable or binding unless and until Sub-Subtenant ceases to be required to file annual and quarterly reports with the Securities and Exchange Commission. Subject to the foregoing, as soon as available but no later than ninety (90) after and as of the end of each financial reporting year of Sub-Subtenant, Sub-Subtenant shall deliver to Sub-Sublandlord a complete copy of Sub-Subtenant's financial statements (with all notes thereto), which shall include at minimum a balance sheet, income statement, statement of changes in equity, and statement of cash flow for such financial reporting year, prepared and certified by an independent certified public accountant reasonably acceptable to Sub-Sublandlord. Sub-Subtenant shall have ten (10) business days after receipt of written notice from Sub-Sublandlord of Sub-Subtenant's failure to deliver such financial statements when and as required by this Section in which to cure such failure.

         19. HOLDING OVER. Sub-Subtenant shall surrender possession of the Sublease Premises immediately upon the expiration of the Sub-Sublease Term or termination of this Sub-Sublease in accordance with all of the terms of Paragraph 31 below, reasonable wear and tear and casualty excepted. If Sub-Subtenant shall continue to occupy or possess the Sublease Premises after such expiration or termination without the consent of Sublandlord and Sub-Sublandlord, then Sub-Subtenant shall be a tenant at sufferance and not a tenant from month-to-month. All the terms, provisions and conditions of this Sub-Sublease shall apply to such tenancy at sufferance except those terms, provisions and conditions pertaining to the Sub-Sublease Term, provided that the monthly Base Rental shall be immediately adjusted upward upon the expiration or termination of this Sub-Sublease to one hundred fifty percent (150%) of the monthly Base Rental for the Sublease Premises in effect under this Sub-Sublease during the month that includes the day immediately prior to the date of the expiration or termination of this Sub-Sublease. Further, Sub-Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sub-Sublandlord and hold harmless Sub-Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, losses, costs and expenses (including reasonable attorneys' fees and experts' fees) caused by or arising in connection with Sub-Subtenant's failure to surrender possession of the Sublease Premises to Sub-Sublandlord upon expiration of the Sub-Sublease Term and in the manner required by this Sub-Sublease.

         20. BROKERS. Sub-Sublandlord and Sub-Subtenant each represent and warrant to the other that they have not dealt with any broker or finder in connection with the negotiation or consummation of this Sub-Sublease other than CRESA Partners LLC, representing Sub-Subtenant, and Colliers International - The Seeley Company, representing Sub-Sublandlord ("BROKERS"). Sub-Sublandlord agrees to pay the commissions of Brokers in accordance with a separate agreement. Sub-Sublandlord and Sub-Subtenant each agree to indemnify, protect, hold harmless and defend the other from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by the other as a result of any claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

         21. LIMITATION OF SUB-SUBTENANT'S ESTATE. Sub-Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sub-Sublandlord by Sublandlord. Sub-Subtenant shall stand in the place of Sub-Sublandlord and shall defend, protect, indemnify and hold Sub-Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sub-Subtenant as required of Sub-Sublandlord by the Sublease with respect to the Sublease Premises. In the event of a breach by Sublandlord of a term of the Sublease, then, except as expressly provided herein, Sub-Sublandlord's sole obligation in regard to its obligation under this Sub-Sublease shall be to use reasonable good faith efforts in diligently pursuing the correction or cure by Sublandlord of Sublandlord's breach, including using reasonable efforts to require Sublandlord to use reasonable efforts to diligently pursue any correction or cure of any breach by Landlord under the Master Lease. To the extent that Sub-Sublandlord by this Sub-Sublease has conveyed to Sub-Subtenant such utilities, services and similar entitlements "as Landlord may provide under the Master Lease," or "to which Sub-Sublandlord may be entitled under the Master Lease," Sub-Sublandlord agrees and covenants to use its reasonable efforts to obtain delivery of same to Sub-Subtenant. With respect to all such entitlements, as well as any covenants, warranties, representations, obligations or other agreements of Sublandlord (not otherwise expressly limited in this Sub-Sublease) and as used in this Section, Sub-Sublandlord's "reasonable efforts" shall require, at Sub-Subtenant's reasonable request and at Sub-Subtenant's sole cost and expense, the execution by Sub-Sublandlord and delivery to Sublandlord, promptly following receipt of Sub-Subtenant's written request therefor, of notices, requests and other similar writings.

         22. ENFORCEMENT OF SUBLEASE. Sub-Sublandlord shall use diligent good faith efforts (without being required to spend more than a nominal sum and subject to the remainder of this Paragraph 22) to obtain, for the benefit of Sub-Subtenant, the performance of the obligations of Sublandlord pursuant to the Sublease. Sub-Subtenant, at its sole cost and expense, may (but only to the extent applicable to the Sublease Premises) enforce against Sub-Sublandlord the rights given Sub-Sublandlord under the Sublease in order to realize Sub-Subtenant's rights under this Sub-Sublease, including rights of reasonable approval, rights of access, rights of repair and rights to abate rent; provided, however, that Sub-Subtenant may only abate Rent pursuant to this Section to the extent that Sub-Sublandlord may abate rent under the Sublease. Sub-Sublandlord hereby assigns to Sub-Subtenant Sub-Sublandlord's rights under the Sublease to enforce provisions of the Sublease against Sublandlord, but only to the extent that such rights apply to the Sublease Premises, reserving to Sub-Sublandlord a non-exclusive right to enforce the rights given Sub-Sublandlord under the Sublease. Sub-Sublandlord agrees to join in any arbitration or lawsuit commenced by Sub-Subtenant hereunder and agrees to use reasonable efforts to assist Sub-Subtenant in any such action, provided that Sub-Subtenant shall reimburse Sub-Sublandlord for reasonable out-of-pocket costs and expenses incurred by Sub-Sublandlord to provide such assistance, including reasonable attorneys' fees and court costs. Sub-Subtenant shall defend, protect, indemnify and hold Sub-Sublandlord harmless for any breach by Sub-Subtenant of this Sub-Sublease, the Sublease or the Master Lease (to the extent incorporated into the Sublease), and shall indemnify, protect, defend and hold Sub-Sublandlord harmless in connection with any enforcement action under this Section, except to the extent incurred as a result of Sub-Sublandlord's negligence or willful misconduct.

         23. INCORPORATION OF TERMS OF MASTER LEASE.

             (a) This Sublease is subject and subordinate to the Sublease and the Master Lease. Subject to the modifications set forth in this Sub-Sublease, the terms of the Sublease and the Master Lease (to the extent incorporated into the Sublease) are incorporated herein by reference, and shall, as between Sub-Sublandlord and Sub-Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease, and Sublandlord and Subtenant, respectively, under the Sublease) constitute the terms of this Sub-Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by the terms of this Sub-Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the Sublease, on the one hand, and the terms and provisions of this Sub-Sublease, on the other hand, as and between Sub-Sublandlord and Sub-Subtenant, the terms and provisions of this Sub-Sublease shall govern. Sub-Sublandlord represents and warrants that (a) the copies of the Master Lease attached hereto as EXHIBIT A, and the Sublease attached hereto as EXHIBIT B, are true and complete copies thereof, and except as set forth in EXHIBIT B, there are no additional agreements between Sub-Sublandlord and Sublandlord with respect to the Sublease Premises, and
(b)to the best of Sub-Sublandlord's actual knowledge, there are no defaults on the part of either Landlord or Sublandlord under the Master Lease, nor defaults on the part of either Sublandlord or Sub-Sublandlord under the Sublease, and no event has occurred which, with the giving of notice and the passage of time, would constitute a default under the Master Lease or the Sublease. Furthermore, Sub-Sublandlord shall not modify or amend the Sublease in any way that would materially adversely affect Sub-Subtenant's use of, access to or quiet enjoyment of the Sublease Premises or that would materially increase Sub-Subtenant's obligations, or materially diminish Sub-Subtenant's rights, under this Sub-Sublease without Sub-Subtenant's consent, which consent Sub-Subtenant may withhold in its sole but reasonable discretion. Sub-Subtenant acknowledges that it has reviewed the Master Lease and the Sublease and is familiar with the terms and conditions thereof.

             (b) For the purposes of incorporation herein, the terms of the Master Lease are incorporated subject to the following additional modifications:

                  (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for the purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Sub-Subtenant shall be required to obtain the approval or consent of Sublandlord, Sub-Sublandlord and Landlord.

                  (ii) In all provisions of the Master Lease requiring
              Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Sub-Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Landlord, Sublandlord and Sub-Sublandlord. In any such instance, Sub-Sublandlord reasonably shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                  (iii) Sub-Sublandlord shall have no obligation to restore
              or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain or to perform any services or other obligations of Landlord under the Master Lease.

                  (iv) In each instance in which the Master Lease affords Sub-Sublandlord a period within which to cure a breach or event of default, such period, as applied to Sub-Subtenant, shall expire two (2) business days before the expiration of the cure period specified in the Master Lease; provided, however, that if such period is two (2) business days or fewer, Sub-Subtenant shall have two (2) business days to perform.

             (c) The following provisions of the Master Lease are specifically excluded from incorporation in this Sublease: Section 1 (except for the references therein to the Project, the Building, Expenses, and After-Hours Charges, which are incorporated to the extent consistent with the provisions of this Sub-Sublease), the third sentence of Section 2(a) insofar as the size of the Sublease Premises is concerned, Section 2(e), the provisions set forth on pages 2(a), 2(b) and 2(c) of the Master Lease (which pertain to the Additional Premises), 3, the provisions in Section 4(a) designated by *, **, ***, and +, 8, 9, 10, the sentence in Section 15 designated by *** on page 16(a) of the Master Lease, the sentence in Section 17 designated by *** on page

20(a) of the Master Lease, 17(h), the sentence in Section 20 designated by * on page 22 of the Master Lease, 25, 28, that portion of Section 30 set forth on page 34(a) of the Master Lease, 32, 39(c), 39(g), 39(h), 41, 43, 44, 45, 46,
47(b), the second and third sentences of Section 47(c), Exhibits A, A-2, A-3, B, C and D to the Master Lease, all references to Landlord's Expense Stop and Base Year Costs inconsistent with the terms hereof, and the provisions of the First and Second Amendments. Sections 2(a) through (f) and Sections 4, 5 and 6 of the Agreement Regarding Lease are specifically excluded from incorporation in this Sub-Sublease. With respect to the Modification of Agreement Regarding Lease, Sections 3 and 4 are specifically excluded from incorporation in this Sub-Sublease. The exclusion of certain provisions of the Master Lease from incorporation into this Sub-Sublease shall not in any way limit or affect the obligations of Landlord to Sublandlord and, subject to the applicable conditions and limitations set forth in this Sub-Sublease, Sublandlord to enforce Landlord's compliance with such obligations.

             (d) For the purposes of incorporation herein, the terms of the Sublease are incorporated subject to the following additional modifications:

                  (i) In all provisions of the Sublease (under the terms
              thereof and without regard to modifications thereof for the purposes of incorporation into this Sub-Sublease) requiring the approval or consent of Sublandlord, Sub-Subtenant shall be required to obtain the approval or consent of Sublandlord, Sub-Sublandlord and Landlord.

                  (ii) In all provisions of the Sublease requiring
              Sub-Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Sub-Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Landlord, Sublandlord and Sub-Sublandlord. In any such instance, Sub-Sublandlord reasonably shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                  (iii)Sub-Sublandlord shall have no obligation to restore
              or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain or to perform any services or other obligations of Sublandlord under the Sublease.

                  (iv) In each instance in which the Sublease affords
              Sub-Sublandlord a period within which to cure a breach or event of default (and such period is in addition to or different from the cure period set forth in the Master Lease), such period, as applied to Sub-Subtenant, shall expire two (2) business days before the expiration of the cure period specified in the Sublease; provided, however, that if such period is two (2) business days or fewer, Sub-Subtenant shall have two (2) business days to perform.

              (e) The following provisions of the Sublease are specifically excluded from incorporation in this Sub-Sublease: the Recitals, Sections 1, 2, 4(a), 4(e), 5, 6, 7, 11, 14, 15, 16, 18, 20, 21, 24, 29, 32, 33, and 36. The
exclusion of certain provisions of the Sublease from incorporation into this Sub-Sublease shall not in any way limit or affect the obligations of Sublandlord to Sub-Sublandlord and, subject to the applicable conditions and limitations set forth in this Sublease, Sub-Sublandlord to enforce Sublandlord's compliance with such obligations.

             (f) So long as Sub-Subtenant is not in default under this Sublease, Sub-Sublandlord agrees to pay rent due under the Sublease and otherwise perform all of Sub-Sublandlord's Master Lease and Sublease obligations ("Obligations") except to the extent (i) such Obligations are the obligations of Sub-Subtenant under this Sublease, (ii) Sub-Sublandlord's performance of such Obligations is dependent upon the performance by Sub-Subtenant of certain obligations which Sub-Subtenant has failed to perform, or (iii) Sub-Sublandlord's failure to perform such obligations results from acts or omissions of Sub-Subtenant in violation of this Sub-Sublease, the Sublease or the Master Lease. Sub-Sublandlord and Landlord shall not amend or modify the Sublease in any way so as to materially and adversely affect Sub-Subtenant or its interest hereunder, materially increase Sub-Subtenant's obligations hereunder or materially restrict Sub-Subtenant's rights hereunder, without the prior written consent of Subtenant, which shall not be unreasonably withheld or delayed.

         24. NOTICES. Anything contained in any provision of this Sub-Sublease to the contrary notwithstanding, Sub-Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sub-Sublease, the Sublease or the Master Lease which is Sub-Subtenant's obligation to cure, within the period allowed to Sub-Sublandlord under the Sublease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sub-Sublandlord to Sub-Subtenant is given after the corresponding notice of default from Sublandlord to Sub-Sublandlord. Sub-Sublandlord agrees to forward to Sub-Subtenant, promptly upon receipt thereof by Sub-Sublandlord, a copy of each notice, including notices of default, received by Sub-Sublandlord in its capacity as "Subtenant" under the Sublease. Sub-Subtenant agrees to forward to Sub-Sublandlord, promptly upon receipt thereof, copies of any notices received by Sub-Subtenant from Landlord, Sublandlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices shall be sent to the attention of:

         If to Sub-Sublandlord:            USWeb Corporation
                                           2880 Lakeside Drive, Suite 300
                                           Santa Clara, California  95054
                                           Attention:  Real Estate Department

         If to Sublandlord:                c/o Network Associates
                                           3965 Freedom Circle
                                           Santa Clara, California  95054
                                           Attention:   Wally Hong

         If to Sub-Subtenant:              eToys, Inc.
                                           At the Sublease Premises

         with a copy to:                   eToys, Inc.
                                           3100 Ocean Park Boulevard, Suite 300
                                           Santa Monica, California  90405
                                           Attention:        Mr. Jordan Posell
                                                             and General Counsel
         If to Landlord:                   Spieker Properties, L.P.
                                           2180 Sand Hill Road, Suite 200
                                           Menlo Park, California  94025
                                           Attention:

         25. TIME OF THE ESSENCE. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Sub-Sublease.

         26. GOVERNING LAW. California law shall govern the construction and enforcement of this Sub-Sublease.

         27. INTERPRETATION OF SUB-SUBLEASE. Section and Subsection headings in this Sub-Sublease are included solely for ease of reference and shall not affect the construction of this Sub-Sublease. This Sub-Sublease shall be construed as if it had been prepared jointly by Sub-Sublandlord and Sub-Subtenant. Unless otherwise indicated, all references to Sections and Subsections are to Sections and Subsections in this Sub-Sublease. Each Exhibit referred to in this Sub-Sublease is an Exhibit attached to this Sub-Sublease and is incorporated herein by reference. All times referred to in this Sub-Sublease are Los Angeles, California times. When used in this Sub-Sublease, the words "include," "includes," and "including" shall be construed as if immediately followed by the words "without limitation." As used in this Sub-Sublease, the term "business day" means any day that is not a Saturday, Sunday or day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed, and the term "day" means a calendar day, whether or not a business day. If any portion of this Sub-Sublease shall be declared to be invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed severed from this Sub-Sublease and the remaining portions shall continue in full force and effect.

         28. ENTIRE AGREEMENT; AMENDMENTS IN WRITING. It is understood and acknowledged that there are no oral agreements between the Parties hereto affecting this Sub-Sublease and this Sub-Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the Parties hereto or displayed by Sub-Sublandlord to Sub-Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sub-Sublease. This Sub-Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the Parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the Parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sub-Sublease can be modified, deleted or added to except in writing signed by the Parties hereto. All negotiations and oral agreements acceptable to both Parties have been merged into and are included herein. There are no other representations or warranties between the Parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sub-Sublease.

         29. INDEMNITY.

             (a) SUB-SUBTENANT'S INDEMNIFICATION. Except to the extent caused by Sub-Sublandlord's negligence or willful misconduct, Sub-Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sub-Sublandlord and hold harmless Sub-Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees but excluding ), caused by or arising in connection with: (i) the use, occupancy or condition of the Sublease Premises, or (ii) the negligence or willful misconduct of Sub-Subtenant or its employees, contractors, agents, or invitees, or (iii) a breach of Sub-Subtenant's obligations under this Sub-Sublease; or (iv) a breach of Sub-Subtenant's obligations under the Sublease and/or the Master Lease to the extent incorporated herein; or (v) any Hazardous Materials (as defined in Section 47 of the Master Lease) used, stored, released, disposed, generated or transported by Sub-Subtenant, its agents, employees, contractors or invitees in, on or about the Sublease Premises.

             (b) SUB-SUBLANDLORD'S INDEMNIFICATION. Except to the extent caused by Sub-Subtenant's negligence or willful misconduct, Sub-Sublandlord shall indemnify, protect, defend with counsel reasonably acceptable to Sub-Subtenant and hold Sub-Subtenant harmless from and against any and all any and all actual out-of pocket claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees, but excluding punitive or consequential damages, lost profits and the like) caused by or arising in connection with: (i) a breach of Sub-Sublandlord's obligations under this Sub-Sublease; or (ii) a breach of Sub-Sublandlord's obligations as Subtenant under the Sublease (and, to the extent incorporated into the Sublease, the Master Lease), to the extent those obligations are not assumed by Sub-Subtenant under this Sub-Sublease; or
(iii) the negligence or willful misconduct of Sub-Sublandlord, its employees, contractors, agents or invitees occurring on or about the Sublease Premises; or
(iv) Hazardous Materials used, stored or disposed of by Sub-Sublandlord in, on or about the Sublease Premises.

         30. TERMINATION OF SUBLEASE BY SUB-SUBLANDLORD. Sub-Sublandlord shall not voluntarily terminate the Sublease during the Term unless and until Sublandlord has agreed in writing to continue this Sub-Sublease in full force and effect as a direct sublease between Sublandlord and Sub-Subtenant upon and subject to all of the terms, covenants and conditions of this Sub-Sublease for the balance of the Term hereof, except that Sub-Subtenant shall pay to Sublandlord, in addition to the Rent under this Sub-Sublease, the amount by which Rent and other charges payable to Sublandlord under the Sublease (prorated with respect to the Sublease Premises) exceed the Rent payable under this Sub-Sublease. If Sublandlord so consents, Sub-Subtenant shall attorn to Sublandlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by

Sublandlord; provided, however, that the attornment agreement does not materially adversely affect the use by Sub-Subtenant of the Sublease Premises in accordance with the terms of this Sub-Sublease, otherwise materially increase Sub-Subtenant's obligations under this Sub-Sublease or materially decrease Sub-Subtenant's rights under this Sub-Sublease.

         31. SURRENDER. On the expiration or earlier termination of this Sub-Sublease, Sub-Subtenant shall surrender to Sub-Sublandlord the Sublease Premises and any alterations or improvements installed by Sub-Subtenant, broom clean and in good condition (except for ordinary wear and tear, destruction to the Sublease Premises covered by Article 18 of the Master Lease and for alterations installed by Sub-Subtenant that Sub-Subtenant has the right to remove or is obligated to remove, so long as Sub-Subtenant repairs any damage to the Sublease Premises under this Paragraph or Article 15 of the Master Lease), and shall remove all of its personal property including any signs, notices and displays. Notwithstanding anything to the contrary contained in the foregoing sentence, Sub-Subtenant shall not be required to remove any alterations or improvements existing in the Sublease Premises (and not installed by Sub-Subtenant) on the Sub-Sublease Commencement Date. Sub-Subtenant shall perform all restoration made necessary by the removal of any of its improvements or alterations or personal property installed on or after the Sub-Sublease Commencement Date not later than the expiration of the Sub-Sublease Term. If removal of any alterations or improvements or personal property installed by Sub-Subtenant would damage the Building structure, Sub-Subtenant shall give Sub-Sublandlord, Sublandlord and Landlord prior written notice thereof, and Landlord may elect to make the removal at Sub-Subtenant's expense or otherwise require Sub-Subtenant to post security for the restoration. Sub-Sublandlord may retain or dispose of in any manner any such improvements or alterations or personal property that Sub-Subtenant does not remove from the Sublease Premises on expiration or termination of this Sub-Sublease, and title to any such improvements or alterations or personal property that Sub-Sublandlord elects to retain or dispose of shall vest in Sub-Sublandlord. Sub-Subtenant waives all claims against Sub-Sublandlord for any damage or loss to Sub-Subtenant arising out of Sub-Sublandlord's retention or disposition of any such improvements, alterations or personal property and shall be liable to Sub-Sublandlord for Sub-Sublandlord's costs of storing, removing and disposing of any such items which Sub-Subtenant fails to remove. Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord harmless from all damages, loss, cost and expense (including reasonable attorneys' fees and court costs) arising out of or in connection with Sub-Subtenant's failure to surrender the Sublease Premises in the condition required by this Paragraph.

         32. ASSIGNMENT TO PERMITTED TRANSFEREE. Notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Subtenant, without Sub-Sublandlord's prior written consent, may sublet the Sublease Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Sub-Subtenant; (ii) a successor corporation related to Sub-Subtenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Sub-Subtenant's assets located at the Sublease Premises, so long as, in the case of a transfer defined in subsections (ii) and
(iii), the net worth of the transferee is equal to or greater that Sub-Subtenant's net worth at the time that Sub-Subtenant executed this Sub-Sublease, and Sub-Subtenant provides Sub-Sublandlord with notice of such a transfer at least ten (10) days prior to the effective date of the transfer. For purposes of this Sub-Sublease, a sale of Sub-Subtenant's capital stock through any public exchange shall not be deemed an assignment, subletting or other transfer of this Sub-Sublease or the Sublease Premises requiring Landlord's or Sub-Sublandlord's consent. Nothing in this Paragraph shall be deemed to relieve Sub-Subtenant of the obligation to obtain Sublandlord's and Landlord's consents to any assignment or subletting described in this Section.

         33. RIGHT TO CURE. If Sub-Sublandlord defaults in the performance or observance of any of Sub-Sublandlord's remaining obligations under the Sublease (and, to the extent incorporated by reference herein, the Master Lease) or fails to perform Sub-Sublandlord's stated obligations under this Sub-Sublease to enforce, for Sub-Subtenant's benefit, Sublandlord's obligations under the Sublease, then Sub-Subtenant shall give Sub-Sublandlord notice specifying in what manner Sub-Sublandlord has defaulted, and if such default shall not be cured by Sub-Sublandlord within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided that Sub-Sublandlord commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Sub-Subtenant shall be entitled, at Sub-Subtenant's option, to cure such default and promptly collect from Sub-Sublandlord Sub-Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs).

         34. AUTHORIZATION TO DIRECT SUB-SUBLEASE PAYMENTS. Sub-Sublandlord hereby acknowledges that Sub-Sublandlord's failure to pay the base rent, additional rent and other sums owing by Sub-Sublandlord to Sublandlord under the Sublease will cause Sub-Subtenant to incur damages, costs and expenses not contemplated by this Sub-Sublease, especially in those cases where Sub-Subtenant has paid sums to Sub-Sublandlord hereunder which correspond in whole or in part to the amounts owing by Sub-Sublandlord to Sublandlord under the Sublease. Accordingly, Sub-Subtenant shall have the right to pay all rent and other sums owing by Sub-Subtenant to Sub-Sublandlord hereunder for those items which also are owed by Sub-Sublandlord to Sublandlord under the Sublease directly to Sublandlord on the following terms and conditions:

             (a) Sub-Subtenant reasonably believes that Sub-Sublandlord has failed to make any payment required to be made by Sub-Sublandlord to Sublandlord under the Sublease and Sub-Sublandlord fails to provide adequate proof of payment within ten (10) business days after the cure period under the Sublease has expired.

             (b) Sub-Subtenant shall not prepay any amounts owing by Sub-Subtenant without the consent of Sub-Sublandlord.

             (c) Sub-Subtenant shall provide to Sub-Sublandlord concurrently with any payment to Sublandlord reasonable evidence of such payment.

             (d) If Sub-Sublandlord notifies Sub-Subtenant that it disputes any amount demanded by Sublandlord, Sub-Subtenant shall not make any such payment to Sublandlord unless Sublandlord has provided a three
         (3)-day notice to pay such amount or forfeit the Sublease.

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

Any sums paid directly by Sub-Subtenant to Sublandlord in accordance with this Section shall be credited toward the amounts payable by Sub-Subtenant to Sub-Sublandlord under this Sub-Sublease. In the event Sub-Subtenant tenders payment directly to Sublandlord in accordance with this Section and Sublandlord refuses to accept such payment, Sub-Subtenant shall have the right to deposit such funds in an account with a national bank for the benefit of Sublandlord and Sub-Sublandlord, and the deposit of said funds in such account shall discharge Sub-Subtenant's obligation under this Sub-Sublease to make the payment in question.

         35. WAIVER OF SUBROGATION. Subject to the consent of Landlord and Sublandlord, the provisions of Section 17(g) of the Master Lease, "Waiver of Subrogation", shall be extended by Landlord and Sublandlord to Sub-Subtenant, and Landlord, Sublandlord, Sub-Sublandlord and Sub-Subtenant shall be bound by the provisions thereof.

         36. HAZARDOUS MATERIALS. Sub-Sublandlord represents and warrants to Sub-Subtenant that, to the best of Sub-Sublandlord's actual knowledge, as of the Sub-Sublease Commencement Date (i) the Sublease Premises and the operations conducted thereof by Sub-Sublandlord prior to the Sub-Sublease Commencement Date are in compliance with all Hazardous Materials laws; and (ii) Sub-Sublandlord's handling, transportation, storage, treatment, disposal, release or use of Hazardous Materials that has occurred on or about the Sublease Premises, or the soil, groundwater or surface water thereof, prior to the Sub-Sublease Commencement Date, has been in compliance with all Hazardous Materials Laws. Sub-Sublandlord further represents and warrants that, to the best of Sub-Sublandlord's actual knowledge, no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, involving Sub-Sublandlord and concerning the actual or alleged presence of Hazardous Materials on or about the Sublease Premises, or the soil, groundwater or surface water thereof, nor has Sub-Sublandlord received any written notice of any violation or alleged violation of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Sublease Premises, or the soil, groundwater or surface water thereof. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Sub-Subtenant, its agents, employees, contractors, officers, directors, shareholders, successors or assigns ("Sub-Subtenant Parties") Sub-Subtenant shall not be responsible for, and Sub-Subtenant and the Sub-Subtenant Parties hereby are released from, any claim, remediation obligation, investigation obligation, monitoring obligation, removal obligation, liability, cause of action, penalty, attorneys' fee, consultant's cost, expense or damage owing or alleged to be owing with respect to any Hazardous Material present on or about the Sublease Premises, or the soil, groundwater or surface water thereof, as a result of the storage, disposal, use, or release of Hazardous Materials by Sub-Sublandlord, its agents, employees, contractors or invitees. Sub-Sublandlord's representations under this Section shall survive the termination of this Sub-Sublease.

         37. CONFIDENTIALITY. Except as may be required by subpoena or other legal requirement or for the purposes or except as may be required in connection with the sale or refinancing of the Building, Sub-Sublessor and Sub-Sublessee shall use good faith efforts to keep confidential all information learned by or disclosed to the other with respect to the other's business (including without limitation, a copy of this Sub-Sublease and the terms hereof and

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

payments due hereunder) and, with respect to Sub-Sublandlord, information disclosed or discovered during an entry by Sub-Sublandlord into the Sublease Premises. The foregoing obligation shall also be binding upon Sub-Sublandlord's and Sub-Subtenant's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for their confidential internal purposes) or disclosed to others by them or their servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of the other, which the non-requesting party may withhold in its sole and absolute discretion. Notwithstanding anything to the contrary contained in this Sub-Sublease, prior to entering the Sublease Premises for any reason other than an emergency, in which case no notice shall be required, Sub-Sublandlord shall provide Sub-Subtenant with reasonable prior notice of the entry, and Sub-Subtenant shall have the right to have an employee accompany Sub-Sublandlord while Sub-Sublandlord is in the Sublease Premises. If it is necessary to disclose any confidential information to a court of competent jurisdiction or pursuant to a subpoena as described above, the party to whom such an order or subpoena has been directed shall (i) notify the other party in writing of any such order or subpoena as soon as reasonably practicable of the receipt of such order or subpoena and prior to making such a disclosure, and
(ii) provide such other party the opportunity to obtain an injunction prohibiting any documents which require or purport to require the disclosure of such confidential information.

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         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE ENTERED THIS SUB-SUBLEASE
AS OF THE DATE FIRST WRITTEN ABOVE.

                                       SUB-SUBLANDLORD:

                                       USWEB CORPORATION,
                                       a Delaware corporation


                                       By: /s/ FRANK SLATTERY
                                       --------------------------
                                       Name: Frank Slattery
                                       Title: General Counsel






                                       SUB-SUBTENANT:

                                       ETOYS, INC.,
                                       a Delaware corporation


                                       By: /s/ JORDAN POSELL
                                       --------------------------
                                       Name: Jordan Posell
                                       Title: Vice President


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